                   CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-83160) pertaining to the Zoltek Companies, Inc. Savings and Profit Sharing Plan, the Registration Statement (Form S-3 No. 33-84070) pertaining to 154,206 shares of common stock, the Registration Statement (Form S-8 No. 33-83160) pertaining to Zoltek Companies, Inc. 1992 Long Term Incentive Plan and Zoltek Companies, Inc. 1992 Directors Stock Option Plan and the Registration Statement (Form S-8 No. 33-06565) pertaining to 34,896 shares of common stock of our report dated November 14, 1996, which appears on page 22 of the 1996 Annual Report to Shareholders of Zoltek Companies, Inc., which is incorporated by reference in Zoltek Companies, Inc. Annual Report on Form 10-K for the year ended September 30, 1996. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page 19 of such Annual Report on Form 10-K.



Price Waterhouse LLP
St. Louis, Missouri
December 30, 1996